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Exhibit 10.2

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS

        FOURTH AMENDMENT, dated as of February 5, 2004 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent and Lender ("Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, LLC, and Inverness Medical (UK) Holdings Limited, as borrowers ("Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and co-syndication agent, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders") and Amendment to the US Guaranty, US Intellectual Property Security Agreement, US Pledge Agreement and US Security Agreement (as such terms are defined in the Credit Agreement).

W I T N E S S E T H

        WHEREAS, it is and was the intent of the Agent, Lenders, Borrowers and other Credit Parties to structure the facilities under the Credit Agreement such that no European Credit Party (as defined in the Credit Agreement prior to giving effect to this Amendment) would guarantee or otherwise provide security for any Obligations owing by any US Credit Party (as defined in the Credit Agreement prior to giving effect to this Amendment);

        WHEREAS, the Borrowers have notified Agent that, for purposes of Section 956 of the IRC, as a result of the limited liability nature of Morpheus Acquisition LLC ("Morpheus LLC") the guaranty by Morpheus LLC of the Obligations owing by US Credit Parties (the "US Obligations") and other provisions of credit support for the US Obligations given by Morpheus LLC, Inverness Medical Switzerland GmbH will be deemed to have guaranteed and provided security for the US Obligations;

        WHEREAS, the parties desire to amend the Credit Agreement and the Loan Documents to reflect the original intent of all parties and accordingly agree that all such amendments be effective as of the date of execution thereof;

        WHEREAS, Borrowers have requested that the definition of Interest Expense be amended to exclude certain non-cash charges; and

        WHEREAS, the Borrowers, Agent and Lenders have agreed to amend the Credit Agreement and the Loan Documents on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

        2.    Amendment to Section 5.11 of the Credit Agreement.    As of the Amendment Effective Date (as hereinafter defined), Section 5.11 of the Credit Agreement shall be amended by inserting the following sentence at the beginning thereof:

        "If at any time any European Credit Party that is treated for purposes of Section 956 of the IRC as a "controlled foreign corporation, thereafter fails to be treated as a controlled foreign corporation, then at the request of the Agent or the Requisite Lenders, Innovations shall cause each such European Credit Party to execute and deliver to the Agent (a) a Guaranty in form and substance reasonably satisfactory to the Agent, guarantying the Obligations of US Borrower hereunder and under the other Loan Documents, and (b) Collateral Documents in form and substance reasonably satisfactory to Agent, granting to Agent a Lien over such European Credit Party's properties and assets, in each case, to the extent such European Credit Party has, or is required to have, entered into a Guaranty or a Collateral Document with respect to the Obligations of the European Credit Parties, and to the extent such Guaranty or Collateral Document is not prohibited by the law of the jurisdiction of formation of such European Credit Party, and shall cause the pledge of all Stock of such European Credit Party to Agent to secure all of the Obligations to the extent only a portion of such Stock was previously pledged to Agent to secure the Obligations of US Credit Parties."

        3.    Amendment to Annex A to the Credit Agreement.    As of the Amendment Effective Date (as hereinafter defined), Annex A to the Credit Agreement shall be amended by deleting the definitions "European Credit Party", "Interest Expense", "Obligations", "Senior US Leverage Ratio" and "US Credit Party", and inserting in lieu thereof the following terms respectively:

          "European Credit Party" means each of European Borrower, Swissco and Orgenics Holdings, Morpheus LLC and each of their respective Subsidiaries (other than the Excluded European Subsidiaries).

          "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person but excluding all non-cash charges as they relate to the amortization or write-offs of capitalized financing or debt origination fees or costs.

          "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents. Notwithstanding the forgoing, with respect to Morpheus LLC, in its capacity as (i) a Grantor under the US Security Agreement and the US Intellectual Property Security Agreement, (ii) a Guarantor under the US Guaranty, and (iii) a Pledgor under the US Pledge Agreement, "Obligations" or similar terms under such documents shall mean Obligations of the European Credit Parties and shall not include Obligations of the US Credit Parties.

          "Senior US Leverage Ratio" means with respect to all US Credit Parties that are Reporting Credit Parties and Morpheus LLC, the ratio of (a) the outstanding principal amount of the US Term Loan and the US Revolving Loan on any date of determination to (b) the sum of LTM EBITDA attributable to the US Credit Parties and Morpheus LLC for the twelve months ending on that date of determination; provided that, for purposes of calculating compliance with the Senior US Leverage Ratio for such period, US Borrower may include revenues generated by licenses of US Borrower's Intellectual Property which have been assigned to Swissco in an amount not to exceed $800,000 in the aggregate for such period.

          "US Credit Party" means Innovations, US Borrower and each of their respective Domestic Subsidiaries (other than Morpheus LLC and the Excluded US Subsidiaries).

        4.    Amendment to Annex F to the Credit Agreement.    Clause (g) to Annex F to the Credit Agreement shall be amended by inserting the words "and Morpheus LLC, collectively" after the words US Credit Parties that are Reporting Credit Parties in the first sentence thereof.

        5.    Amendment to the US Guaranty, US Security Agreement, US Intellectual Property Security Agreement and US Pledge Agreement.    For the avoidance of doubt, each of the US Guaranty, US Security Agreement, US Intellectual Property Security Agreement and US Pledge Agreement is hereby amended as of the Amendment Effective Date, to reflect amendments to the terms therein which have the meanings ascribed to them in the Credit Agreement and which are hereby being amended under Section 3 above.

        6.    Representations and Warranties.    To induce Agent, Senior Agent and the Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

          (a)   The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate, company or partnership power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person; and (g) do not require the Amendment or approval of any Governmental Authority or any other Person.

          (b)   This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

          (c)   This Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

          (d)   No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

          (e)   No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (a) challenges any Credit Party's right or power to enter into or perform any of its obligations under this Amendment, the Credit Agreement and the other Loan Documents to which it is a party, or the validity or enforceability of this Amendment, the Credit Agreement or any Loan Document or any action taken thereunder, or (b) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could be reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

          (f)    The representations and warranties of the Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          (g)   Morpheus LLC does not own any assets other than (i) equipment with appraised value of approximately $139,800, (ii) receivables valued at approximately $2,200,000 as of December 31, 2003, and (iii) goodwill.

        7.    No Other Amendments/Waivers.    Except as expressly provided herein, (i) the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (ii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        8.    Outstanding Indebtedness; Waiver of Claims.    Each of Borrowers and other Credit Parties hereby acknowledges and agrees that as of February 4, 2004, (a) the aggregate outstanding principal amount of the European Revolving Loan is $22,960,000.01, (b) the aggregate outstanding principal amount of the US Revolver Loan is $16,898,797.30, (c) the aggregate outstanding principal amount of the US Term A Loan is $35,075,000.00, and (d) the aggregate outstanding principal amount of the US Term B Loan is $40,000,000.00, and (e) the aggregate outstanding principal amount of the European Term Loan is $9,875,000.00, and that such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Each Borrower and other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Amendment Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

        9.    Expenses.    Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        10.    Effectiveness.    This Amendment shall become effective as of September 30, 2003 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of Agent and each Lender of each of the following conditions on or before February 27, 2004:

          (a)    Amendment.    Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Senior Agent, and each Lender and each of the Credit Parties.

          (b)    Payment of Expenses.    Borrowers shall have paid to Agent all costs, fees and expenses owing and billed as of the date hereof in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c)    Representations and Warranties.    The representations and warranties of or on behalf of each Credit Party in this Amendment shall be true and correct on and as of the date hereof.

          (d)    Subordinated Bond Issuance.    The Subordinated Bond Issuance and the related transactions with respect thereto described in the Third Amendment and Consent to the Credit Agreement, dated January 20, 2004 shall have been consummated on the terms and conditions set forth therein.

        11.    Affirmation of Obligations under the Loan Documents; No Waiver.    The Credit Parties hereby agree (a) to continue to bound by all of the terms of the Loan Documents and all of the terms and conditions of the Loan Documents are hereby affirmed; (b) this Amendment shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the any Loan Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the date hereof and except as modified hereby, and all of such rights, duties, Obligations and Liens are ratified and affirmed by each of the Credit Parties; (c) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent (as defined therein) under any Loan Document, nor constitute a waiver of any covenant, agreement or obligation under any Loan Document; (d) this Amendment shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Collateral Documents (and such Liens shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the date hereof, and all of such rights, duties, Obligations and Liens are ratified and affirmed by each Credit Party and the Liens granted pursuant to the Collateral Documents to which each of the Credit Parties is a party shall, except as expressly provided herein, continue without any diminution thereof and shall remain in full force and effect on and after the date hereof; and (e) any and all references to the Collateral Documents in any Loan Document shall, without further action of the parties, be deemed a reference to the Collateral Documents, as affirmed and modified by this Amendment, and as they may be further amended, restated, supplemented or otherwise modified from time to time.

        12.    Post-Closing Agreement.    The Credit Parties hereby agree that within 30 days after the date hereof, Morpheus LLC shall enter into Collateral Documents separate from the US Credit Parties which reflect that they are only guaranteeing and providing security in support of the European Obligations and the Credit Parties shall acknowledge that Morpheus LLC will no longer be a party to the existing Collateral Documents executed by the US Credit Parties.

        13.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        14.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED
By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: Duly Authorized Signatory

AGENT AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ ILLEGIBLE Duly Authorized Signatory
GENERAL ELECTRIC CAPITAL CORPORATION, as Senior Agent
By:	/s/ ILLEGIBLE Duly Authorized Signatory
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Co-Syndication Agent, Documentation Agent and Lender
By:	/s/ ILLEGIBLE Duly Authorized Signatory
UBS SECURITIES LLC, as Co-Syndication Agent
By:	/s/ DAVID A. JUGE, MANAGING DIRECTOR Duly Authorized Signatory
By:	/s/ OLIVER O. TRUMBO II, DIRECTOR Duly Authorized Signatory
UBS AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ WILFRED V. SAINT, ASSOCIATE DIRECTOR Banking Products Services, US Duly Authorized Signatory
By:	/s/ THOMAS R. SALZANO, DIRECTOR Banking Products Services, US Duly Authorized Signatory

        The following Persons are signatories to this Amendment in their capacity as Credit Parties, Grantors, Guarantors, Pledgors and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH DIAGNOSTICS, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP. II
UNIPATH LIMITED
APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
MORPHEUS ACQUISITION LLC
INVERNESS MEDICAL CANADA INC.—
MEDICALE INVERNESS CANADA INC.
INNOVATIONS RESEARCH LLC
By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: Duly Authorized Signatory
ORGENICS INTERNATIONAL HOLDINGS BV INVERNESS MEDICAL SWITZERLAND GMBH UNIPATH DIAGNOSTICS GMBH CAMBRIDGE DIAGNOSTICS IRELAND LIMITED PREGYMED GMBH SCANDINAVIAN MICRO BIODEVICES APS
By:	/s/ PAUL T. HEMPEL Name: Paul T. Hempel Title: Duly Authorized Signatory
SELFCARE TECHNOLOGY, INC.
By:	/s/ DUANE L. JAMES Name: Duane L. James Title: Duly Authorized Signatory

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  Exhibit 10.2